EXHIBIT 10(d)
------------


ISP TECHNOLOGIES Inc.
Hwy 146 & Attwater Ave. PO Box 2141 Texas City Tx 77592-2141      (409) 945 3411

                                           December 20, 2005

United-Guardian, Inc.
230 Marcus Boulevard
Hauppauge, New York 11788

Attention:  Mr. Kenneth H. Globus, Esq., President

Gentlemen:

         This letter agreement when accepted and agreed to by United-Guardian, Inc. ("UGI") and ISP Technologies Inc. ("ISP") shall constitute an amendment to the Exclusive Distributor Agreement between UGI and ISP dated July 5, 2000, as amended December 16, 2002, pursuant to which ISP acts as UGI's (i) exclusive distributor in certain markets and territories and (ii) non-exclusive distributor for certain other markets and territories, for certain of UGI's specialty chemical products (collectively, the "Agreement"), as more particularly set forth therein.

         In consideration of the premises set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, UGI and ISP hereby agree to amend the Agreement as follows.

     1. Section 3.1 of the Agreement is hereby deleted in its entirety and the following substituted:

        3.1 Unless earlier terminated or extended as provided herein, the term of this Agreement shall be deemed to have commenced as of January 1, 2000 and shall continue through and including December 31, 2008.

     2. Section 3.2 of the Agreement is hereby deleted in its entirety and the following substituted:

        3.2 If ISP purchases at least 2,160,000 pounds of PRODUCTS from UGI during calendar year 2007, the term of the Agreement will be extended through and including December 31, 2010. Regardless of whether ISP meets the aforementioned purchase target for calendar year 2007, if ISP purchases at least 2,430,000 pounds of PRODUCTS from UGI during calendar year 2008, the term of the Agreement will be extended through and including December 31, 2010. UGI shall provide ISP with copies of UGI's records with respect to ISP's purchases of PRODUCTS and such records shall be used by the parties to determine whether ISP has met the aforementioned purchases targets. Such records shall be provided to ISP within 30 days of the end of each calendar quarter and shall include all such purchases for that calendar quarter.

     3.  Section  3.3  of the  Agreement  is  hereby  deleted  in its  entirety.

     4. Section 4.1(a) of the Agreement is hereby deleted in its entirety and the following substituted:

        (a) UGI shall have the right to increase the price of a PRODUCT in any calendar year but such increase shall not exceed five percent (5%) of the price last in effect hereunder for that PRODUCT at the end of the previous calendar year unless UGI had not raised prices for that PRODUCT in that previous calendar year (or longer), in which case the price increase shall not exceed eight percent (8%) of the price last in effect hereunder for that PRODUCT. Notwithstanding the foregoing, in no event shall the cumulative price increases for a PRODUCT in (i) the three (3) year period ending December 31, 2008 exceed twelve percent (12%) of the price in effect hereunder for that PRODUCT as of December 31, 2005, or
        (ii) the five (5) year period ending December 31, 2010 exceed twenty percent (20%) of the price in effect hereunder for that PRODUCT as of December 31, 2005 (if the Agreement is extended for an additional two
        (2) years as provided in Section 3.2). The parties will discuss in advance and take into consideration market conditions prior to the time any price increase is scheduled to take effect, but this will not affect UGI's unilateral right to implement the price increase specified herein. This Section 4.1(a) is subject to any additional price increases that may be implemented by UGI in accordance with Section 4.1(b). In the event UGI does implement a price increase for any PRODUCT it shall give ISP at least sixty (60) days prior written notice of the same. All prices are FOB Hauppauge, New York.

     5. Section 4.1(c) of the Agreement is hereby deleted in its entirety and the following substituted:

        (c) Any price increase may be instituted only once each calendar year. Increased prices shall apply with respect to PRODUCT ordered after the effective date of any such increase.

     This amendment shall be deemed effective as of the date of this letter agreement.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect, and the letter agreements between the parties dated November 24, 2003 and December 24, 2004 shall be of no further force or effect.

     Please confirm UGI's acceptance of, and agreement to be bound by, the foregoing by signing below where indicated and return one duplicate original of this letter agreement to the undersigned.

                                                Yours very truly,

                                                ISP Technologies Inc.

                                                By: s/s Stephen R. Olsen
                                                    -------------------
                                                Name:  Stephen R. Olsen
                                                Title:  Senior Vice President
ACCEPTED AND AGREED TO:

UNITED-GUARDIAN, INC.

By: s/s Ken Globus
    --------------
Name: Kenneth H. Globus
Title: President